Rule 424(b)(3)
                                     Registration Statement No. 333-415

Prospectus Supplement dated June 11, 1997
(To Prospectus dated February 22, 1996)




TO PERSONS ELIGIBLE TO PARTICIPATE
IN NORTHERN STATES POWER COMPANY'S
DIVIDEND REINVESTMENT AND STOCK
PURCHASE PLAN

      The proposed merger between Northern States Power Company and Wisconsin Energy Corporation that is described on pages 3 and 4 of the Prospectus dated February 22, 1996, has been terminated.

      This letter constitutes part of your prospectus for the Plan and we suggest that you retain it for future reference.